UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2020

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Louisiana, Suite 2100

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	TRGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Targa Resources Corp. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on May 19, 2020. At the Annual Meeting, the Company’s stockholders were requested to: (1) elect three Class I Directors to serve on the Company’s Board of Directors for a term of office expiring at the Company’s 2023 Annual Meeting of Stockholders; (2) ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2020; and (3) approve, on an advisory basis, the compensation of the Company’s named executive officers. The following are the final voting results on proposals considered and voted upon at the Annual Meeting, each of which is more fully described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2020:

1.	Each of the three Class I directors that was up for re-election was elected for a term of three years expiring at the Company’s 2023 Annual Meeting of Stockholders. Votes regarding the election of these directors were as follows:

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
Charles R. Crisp	161,965,649	9,005,712	177,457	30,568,221
Laura C. Fulton	169,535,635	1,464,218	148,967	30,568,219
James W. Whalen.	158,192,221	12,779,934	176,662	30,568,222

2.	PricewaterhouseCoopers LLP was ratified as the Company’s independent auditors for 2020. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
199,647,740	1,879,528	189,771

3.	The Board proposal seeking approval, on an advisory basis, of the compensation of the Company’s named executive officers was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
114,300,926	56,465,567	382,304	30,568,242

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: May 20, 2020	By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
Chief Financial Officer